March 7, 2024 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by DENTSPLY SIRONA Inc. pursuant to Item 4.01 of Form 8-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Current Report on Form 8-K of DENTSPLY SIRONA Inc. dated March 4, 2024. We agree with the statements concerning our Firm contained therein. Very truly yours, /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina Attachment